Exhibit 10.2

MANAGEMENT AGREEMENT

BETWEEN:

AMERICAN LITHIUM MINERALS INC. a company incorporated under the laws of Nevada, having a business office at 2850 W. Horizon Ridge Parkway, Henderson, NV 89052

(the "Company")

OF THE FIRST PART

AND

PINE POINT CAPITAL ADVISORS INC. 129 Yorkville Avenue, Suite 400

Toronto, Ontario

M5R 1C4

("Pine Point")

OF THE SECOND PART

WHEREAS the Company has agreed to retain the services of Pine Point and Pine Point has agreed to provide the management services of Chris Hobbs, CA to the Company on the terms and conditions hereinafter set forth;

NOW THEREFORE this Agreement (the "Agreement") witnesses that in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.

APPOINTMENT

The Company hereby retains Pine Point to provide Chief Financial Officer management services (the "Services") to the Company and Pine Point hereby agrees to provide such Services upon the terms and conditions contained in this Agreement.

2.

DURATION OF SERVICE

This Agreement shall be for an initial term of one year commencing on the Effective Date. Provided that this Agreement has not been terminated by either party pursuant to paragraph 6, the Agreement will continue for further one year terms until written notice of at least 90 days prior to the expiration of the current term has been given.

3.

REMUNERATION

3.1

Pine Point shall receive a management fee of $10,000 per month payable each calendar month on or before the last day of each month, beginning November, 2009.

3.2

Chris Hobbs will be issued stock options in the Company commensurate with other senior officers and directors of the Company.

3.3

Pine Point shall be reimbursed for all reasonable traveling and other out-of-

pocket expenses of Chris Hobbs actually and properly incurred by Chris Hobbs in connection with his duties hereunder by furnishing relevant vouchers of expenses incurred.

4.

DUTIES OF CHRIS HOBBS

4.1

Subject always to the general or specific instructions and directions of the chief executive officer ("CEO") and the directors (the "Directors") of the Company, Chris Hobbs shall have full power and authority to provide the Services on behalf of the Company in his capacity as the Chief Financial Officer of the Company.

4.2

Chris Hobbs shall:

(a)

conform to all lawful instructions and directions from time to time given to him by the CEO and Directors of the Company;

(b)

devote sufficient time and attention to the business and affairs of the Company; and

(c)

well and faithfully serve the Company and use his best efforts to promote the interests of the Company

5.

CONFIDENTIALITY

Unless permitted by resolution of the Directors, Chris Hobbs shall not, during the term of this Agreement or at any time thereafter, use for his own purposes other than those of the Company, any intellectual property or knowledge or confidential information of any kind whatsoever he may acquire in relation to the Company's business or the business of its subsidiaries, and such shall be and remain the property of the Company.

6.

TERMINATION

The Company may terminate this employment contract by giving Chris Hobbs a simple notice. In such a case, the Company will pay Pine Point in the next five (5) days following the employment termination date, a severance pay of one (1) months of management fees. Pine Point may cancel this employment contract at any time by providing the Company with thirty (30) days notice.

7.

GENERAL

7.1

The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

7.2

Time is hereby expressly made of the essence of this Agreement with respect to the performance by the parties of their respective obligations under this Agreement.

7.3

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns. This Agreement may not be assigned by either party hereto without the prior express written consent of the other party.

7.4

This Agreement constitutes the entire agreement between the parties heretorelating to the subject matter hereof and my not be amended, waived or discharged except by an instrument in writing executed by the party against whom enforcement of such amendment, waiver or discharge is sought and this Agreement supersedes all prior agreements between the parties.

7.5

Each of the parties hereto hereby covenants and agrees to execute such further and other documents and instruments and do such further acts and other things as may be necessary to implement and carry out the intent of this Agreement.

7.6

All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand to the addresses first set forth above or to such other address as may be given in writing by the Company or Chris Hobbs and shall be deemed to have been received on the date of delivery.

IN WITNESS WHEREOF this Agreement has been duly executed by the parties hereto effective as of November           , 2009.

THE CORPORATE SEAL of

American Lithium Minerals Inc.

was hereunto affixed in the presence of:

Title:

PINE POINT CAPITAL ADVISORS INC.

/s/ Chris Hobbs
Chris Hobbs, Partner